Exhibit 99.1
COMPENSATION COMMITTEE CHARTER OF
ARCADIA RESOURCES, INC.
Adopted June 12, 2007
I.  Purpose
     The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Arcadia Resources, Inc. (the “Company”) to assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers, and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.
II. Committee Membership
     Committee members shall be appointed by the Board and shall serve until their successors shall be duly appointed. Committee members may be removed at any time by vote of the Board. The Committee shall consist of no fewer than two members. Each member of the Committee shall meet the independence requirements of the American Stock Exchange (“AMEX”) the definition of a “Non-employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors,” and any other applicable regulatory requirements.
III. Goals
     The goals of the Committee are to:
•	Align executive compensation with shareholder interests and the Company’s business performance;

•	Enable the Company to be competitive in securing and motivating superior caliber executive talent;

•	Provide, when feasible, an appropriate portion of officer compensation in the form of “at risk” elements such as performance-based cash incentives and equity participation; and

•	Regularly assure that executive compensation packages for key officers are competitively established relative to peer group companies of comparable size, complexity and business nature through the use of independently published compensation survey data.
IV. Structure and Meetings

     The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee Chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a Chairperson by a vote of the majority of the full Committee. In the event of a tie vote on any issue, the Chairperson’s vote shall decide the issue.
     The Committee shall meet as frequently as it deems appropriate, but no less than once annually. The Committee may establish its own schedule, which it will provide to the Board. The Chairperson or a majority of the members of the Committee may call meetings of the Committee upon such notice (or waiver of notice) as is required for special Board meetings in accordance with the Company’s Bylaws. A majority of the Committee, but not less than two members, shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing. Any such actions by written consent shall be filed with the minutes of the proceedings of the Committee. As necessary or desirable, the Chairperson of the Committee may require that any director, officer or employee of the Company, or other person whose advice and counsel are sought by the Committee, be present at meetings of the Committee. Members of the Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.
     The Committee Chairperson will preside at each meeting and will set the agenda of items to be addressed at each meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.
     As necessary or desirable, the Chairperson of the Committee may invite any director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The Chief Executive Officer of the Company (“CEO”) shall not be present during voting or deliberations by the Committee relating to the CEO’s performance or compensation.
V. Committee Authority and Responsibilities
The Committee shall:
a.	Annually review and approve the Company’s corporate goals and objectives relevant to the CEO, evaluate the CEO’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve any change in the CEO’s compensation level based on this evaluation.

b.	Annually review, and approve changes in, executive officer compensation, including (i) annual base salary levels; (ii) annual incentive compensation levels; (iii) long-term incentive compensation levels; (iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and (v) any supplemental or special benefits.

c.	Identify any performance measures to be used in executive and management incentive plans, and the levels of performance for which incentive compensation is paid.

d.	Administer the Company’s incentive compensation plans and equity based-plans as in effect and as adopted from time to time by the Board; provided that the Board shall retain the ultimate authority to interpret such plans.

e.	Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

f.	Provide oversight regarding the Company’s retirement, welfare and other benefit plans, policies and arrangements, on an as-needed basis.

g.	Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

h.	Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board may deem appropriate.

i.	Produce a Committee report on executive compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.
VI. Performance Evaluation
     The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee may also perform an annual evaluation of its own performance. The performance evaluation by the Committee may be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
VII. Committee Resources
     The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of CEO or senior executive compensation and shall have the sole authority to approve that consultant’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the

Committee, from the Company for payment of: (a) compensation to any advisor employed by the Committee; and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may form and delegate authority to subcommittees when appropriate.